Exhibit 1.1

EXECUTION COPY

Transatlantic Holdings, Inc.

$300,000,000

5.75% Senior Notes due 2015

UNDERWRITING AGREEMENT

Dated December 7, 2005

UNDERWRITING AGREEMENT

December 7, 2005

BANC OF AMERICA SECURITIES LLC

9 West 57th Street

New York, New York

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

4 World Financial Center

North Tower

New York, New York 10080

Ladies and Gentlemen:

Transatlantic Holdings, Inc., a Delaware corporation (the “Company”), confirms its agreement, subject to the terms and conditions stated herein, to issue and sell $300,000,000 aggregate principal amount of its 5.75% Senior Notes due 2015 (the “Notes”) to Banc of America Securities LLC, Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the “Underwriters”), acting severally and not jointly, the respective amounts set forth in Schedule 1 opposite such Underwriter’s name. In connection with the afore-mentioned issuance and sale, American International Group, Inc. (“AIG”), the controlling shareholder of the Company, has informed the Company that certain of AIG’s subsidiaries intend to purchase an additional $450,000,000 aggregate principal amount of the Notes directly from the Company.

The Notes will be issued pursuant to an indenture dated December 14, 2005 between the Company and The Bank of New York, as Trustee (the “Trustee”) as supplemented by a first supplemental indenture between the Company and The Bank of New York, as Trustee to be dated as of the Closing Date (as defined in Section 2(a)). The indenture and supplemental indenture are referred to herein as the “Indenture”. This Agreement, the Indenture and the Notes are referred to herein collectively as the “Operative Documents”.

1.     Representations, Warranties and Agreements of the Company. The Company represents, warrants to and agrees with, the Underwriters that:

(a)   The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-130111), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”, which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), for the registration under the Securities Act of the Notes. No stop order suspending the effectiveness of the registration statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(b)  The Company will file with the Commission pursuant to Rule 430B (“Rule 430B”) and paragraph (b) of Rule 424 (“Rule 424(b)”) under the Securities Act a supplement or supplements to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof. Such registration statement, at any given time, including the amendments thereto at such time, exhibits and any schedules thereto at such time, and the documents otherwise deemed to be a part thereof or included therein under the Securities Act, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and such supplemented form of prospectus, in the form in which it shall first be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented), is hereinafter called the “Final Prospectus.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Any information included in the Final Prospectus that was omitted from the Original Registration Statement but that is deemed to be part of and included in such Registration Statement pursuant to Rule 430B is referred to as “Rule 430B Information”). Each prospectus used in connection with the offering of the Notes that omitted Rule 430B Information is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”, which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or otherwise deemed under the Securities Act to be a part of or included therein; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference or otherwise deemed under the Securities Act to be a part of or included therein; each Preliminary Prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act, complied when so filed in all material respects with the Securities Act and each Preliminary Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, except to the extent permitted by Regulation S-T.

(c)   (i) At the time of filing the Original Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405. The Company has not received from the

Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.

(d)  As of the date hereof, as of the date of the Original Registration Statement, when the Final Prospectus is first filed or transmitted for filing pursuant to Rule 424(b) under the Securities Act, when prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, and each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and, in the case of Notes issued pursuant to an Indenture, such Indenture will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as applicable, and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

Any offer that is a written communication relating to the Notes made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(e)   As of the Applicable Time, neither (x) the Issuer Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 12:11 pm (Eastern Standard Time) on the date of this Agreement or such other time as agreed by the Company and the Underwriters.

“Statutory Prospectus” as of any time means the prospectus relating to the Notes that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

“Issuer Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer Represented General Free Writing Prospectus” means any Issuer Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule 3 hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer Represented Free Writing Prospectus that is not an Issuer Represented General Free Writing Prospectus.

Each Issuer Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the issuer notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Final Prospectus or any Issuer Represented Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, which information consists solely of the information set forth in Schedule 2 hereto.

(f)   Each document incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the Securities Act or the Exchange Act, as applicable, and, when read together with the other information in the General Disclosure Package and the Final Prospectus, at the time the Registration Statement became effective, at the earlier of the time the Final Prospectus was issued and was first used and the date and time of the first contract of sale of Notes in this offering and at the Closing Date (as hereinafter defined) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(g)  Each of the Company and its operating subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Prospectus. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 1(k) below). All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(h)  The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder; this Agreement has been duly authorized, executed and delivered by the Company.

(i)   The Company has all requisite corporate power and authority to execute and deliver the Indenture and perform its obligations thereunder; the Indenture has been duly authorized by the Company and, on the Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming the Indenture is the valid and legally binding obligation of the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (such exceptions to enforceability is referred to herein as “Bankruptcy Exceptions”); and the Indenture conforms in all material respects to the description thereof contained in the General Disclosure Package. The Indenture has been duly qualified under the Trust Indenture Act.

(j)   The Company has all requisite corporate power and authority to execute, issue and deliver the Notes and perform its obligations thereunder; the Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement on the Closing Date (assuming due authentication of the Notes by the Trustee), such Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the Bankruptcy Exceptions.

(k)  The execution, delivery and performance of this Agreement and the Indenture by the Company and the issuance and sale of the Notes and the consummation of the transactions contemplated hereby and by such other documents do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any indenture, mortgage, deed of trust, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults as would not, either individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company and its subsidiaries taken as a whole (such effect, a “Material Adverse Effect”); nor will such action result in any violation of (i) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or any regulatory authority or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect) or (ii) the provisions of the charter or bylaws of the Company or any of its subsidiaries. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of its subsidiaries (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(l)    Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or (ii) in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of (ii), for such or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(m) Except as have already been obtained or may be required under the Securities Act, Trust Indenture Act or state securities or “blue sky” laws, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body or any regulatory authority is required for the execution, delivery and performance of the Operative Documents by the Company, and the consummation of the transactions contemplated hereby and by the other Operative Documents.

(n)  The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)  Each of the Company’s subsidiaries that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all domestic and foreign insurance regulatory authorities necessary to conduct their respective businesses as described in the General Disclosure Package and the Final Prospectus, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Effect, and the Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company and each of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company and each of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Effect. No insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has (i) except as disclosed in the General Disclosure Package and the Final Prospectus, or as would not have a Material Adverse Effect, issued any order or decree impairing, restricting or prohibiting the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted or (ii) except as disclosed in the General Disclosure Package and the Final Prospectus, issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

(p)  Except as disclosed in the General Disclosure Package and the Final Prospectus, all reinsurance treaties and arrangements to which the Insurance Subsidiaries are a party are in full force and effect, and none of the Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent that any such failure to be in full force and effect or any such violation or default would not have a Material Adverse Effect. Neither the Company nor any of the Insurance Subsidiaries has received any notice from any of the other parties to such agreements that such other party intends not to perform in any material respect such agreement and none of the Company and such Insurance Subsidiaries has any reason to believe that any of the other parties to such agreements will be unable to perform such agreements, except to the extent that (i) the Company or such subsidiary has established appropriate reserves on its financial statements or (ii) such nonperformance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor its Insurance Subsidiaries has given effect to such agreements in its underwriting results in its most recently filed statutory financial statements unless such agreements were in material conformity with the requirements therefor of the insurance department of the state of domicile of each such subsidiary in effect at such time of preparation for reinsurance ceded pursuant to such agreements or giving effect to such agreements is otherwise permitted by applicable accounting or regulatory standards.

(q)  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, would be reasonably likely to have a Material Adverse Effect, and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, except as would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(r)   Neither the Company, nor to its knowledge, any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) (“Affiliates”), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes; provided, however, that no such representation is made as to the Underwriters or any person acting on their behalf.

(s)   The consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified, in each case in all material respects in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto). The summary and selected historical financial data of the Company included in the General Disclosure Package and the Final Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated interim or audited financial statements of the Company included in the General Disclosure Package and the Final Prospectus.

(t)   The statutory annual and quarterly statements of the Insurance Subsidiaries and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed with the State of New York, have been prepared in conformity with required or permitted or prescribed statutory accounting principles or practices applied on a consistent basis, except as may otherwise be indicated in the notes thereto, and present fairly the financial position of the Insurance Subsidiaries (on a statutory basis) for the period covered thereby.

(u)   Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Final Prospectus and the General Disclosure Package any material loss or interference with its business material to the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Final Prospectus; and, since the date as of which information is given in the Final Prospectus and except as contemplated in the General Disclosure Package and the Final Prospectus, there has not been (x) any material addition, or any development involving a prospective material addition, to the Company's consolidated reserve for losses and loss adjustment expense, (y) any change in the authorized capital stock of the Company or any of its subsidiaries or any increase in the consolidated short-term or long-term debt of the Company or (z) any Material Adverse Effect.

(v)   PriceWaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent accountants as required by the Securities Act.

(w) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x)   Since November 22, 2005, (i) no downgrading has occurred in the rating accorded the insurer and insurance financial strength of the Company or any Insurance Subsidiary by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such rating organization has publicly announced that it has under surveillance or review, with possible negative implications, its rating of the insurer and insurance financial strength of the Company or any of its Insurance Subsidiaries.

(y)  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z)   The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(aa)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(bb)   The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Notes.

(cc)    To the extent required to avoid a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(dd)   The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ee)    Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

2.	Purchase, Sale and Delivery of Notes.

(a)   Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Underwriter’s name on Schedule 1 hereto, at a purchase price of 98.962% of the aggregate principal amount thereof (the “purchase price”).

Delivery of and payment for the Notes shall be made at the office of LeBoeuf, Lamb, Greene & MacRae LLP, 125 West 55th Street, New York, NY 10019 (or such other place as may be agreed to by the Underwriters and the Company) at 10:00 a.m. (New York time) on December 14, 2005, which date and time may be postponed by agreement between the Underwriters and the Company (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Underwriters against payment of the purchase price by the Underwriters. Payment for the Notes shall be made against delivery to the Underwriters of the Notes as described below and effected either by wire transfer of immediately available funds to a bank account, the account number and the ABA number for such bank account to be provided by the Company to the Underwriters at least two business days in advance of the Closing Date, or by such other manner of payment as may be agreed by the Company and the Underwriters.

(b)  The Company will deliver against payment of the purchase price the Notes in the form of one or more global certificates (the “Global Notes”), registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants. The Global Notes will be made available, at the request of the Underwriters, for inspection at least 24 hours prior to the Closing Date.

(c)   Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

3.                    Covenants of the Company. The Company covenants with each of the Underwriters as follows:

(a)   To prepare the Final Prospectus as amended and supplemented in relation to the applicable Notes in a form approved by the Underwriters and to file timely and in the manner required such Final Prospectus pursuant to Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)); to make no further amendment or any supplement to the Registration Statement, any Preliminary Prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the

Final Prospectus as amended or supplemented after the date hereof and prior to the Closing Date unless the Underwriters shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes and, during such same period, to advise the Underwriters, promptly after it receives notice thereof, of (i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, (ii) the suspension of the qualification of the Notes for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, (iii) any request by the Commission for the amending or supplementing of the Registration Statement or Final Prospectus or for additional information or (iv) the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Notes; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Final Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order. The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(b)   Not later than 12:00 p.m. (New York time) on the second business day following the date the Notes are first released by the Underwriters for sale to purchasers and from time to time, furnish at its own expense to the Underwriters and to LeBoeuf, Lamb, Greene & MacRae LLP, counsel to the Underwriters, copies of the Final Prospectus (and all amendments and supplements thereto) in each case as soon as available and in such quantities as the Underwriters reasonably request for internal use and for distribution to prospective purchasers. The Company will pay the expenses of printing and distributing any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto (including without limitation any costs associated with electronic delivery of these materials).

(c)   Furnish or deliver to the Underwriters and to LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)   Promptly to take such action as the Underwriters may reasonably request from time to time to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions in the United States for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or otherwise subject itself to taxation or service of process in any jurisdiction in which it is not otherwise so qualified or subject.

(e)   To make generally available to securityholders of the Company as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(f)   To apply the proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the General Disclosure Package and the Final Prospectus.

(g)  That none of the Company or any of its Affiliates will take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Notes.

(h)   Not to, for a period of 60 days after the date of this Agreement, offer, sell, contract to sell or otherwise dispose of, any debt securities issued by the Company without the prior written consent of the Underwriters. Notwithstanding the foregoing, if (i) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions imposed in this clause (g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i)   To take such steps as shall be necessary to ensure that it shall not become an “investment company” within the meaning of such term under the Investment Company Act.

(j)   To use its commercially reasonable efforts to cause the Notes to be accepted for clearance and settlement through the facilities of DTC.

(k)  That, unless it obtains the prior consent of the Underwriters (such consent not to be unreasonably withheld), the Company has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing

Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(l)    If at any time following issuance of an Issuer Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, the Company has notified or will notify promptly the Underwriters so that any use of such Issuer Represented Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(m) That (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

4.     Expenses. The Company agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Notes, and any taxes payable in that connection; (b) all costs and expenses incident to the preparation, printing, shipping and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the General Disclosure Package and the Final Prospectus and any amendments or supplements thereto, and this Agreement; (c) the fees and expenses of the Company’s counsel and independent accountants; (d) any stamp or transfer taxes in connection with the issuance and sale of the Notes to the Underwriters; (e) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(d) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Underwriters in connection therewith), if any; (f) the costs and expenses of the Company and the reasonable expenses of the Underwriters in connection with the marketing and offering of the Notes and the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants; (g) all fees and expenses incurred in connection with any rating of the Notes; (h) the fees and expenses (including fees and disbursements of counsel) of the Trustee, and the costs and charges of any registrar, transfer agent or paying agent under the Indenture; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 4, Section 6 and Section 8, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

5.     Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)   The Registration Statement shall have become effective, and the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction.

(b)  The Underwriters shall not have discovered and disclosed to the Company prior to or on the Closing Date that the General Disclosure Package or the Final Prospectus or any amendment or supplement thereto contains any untrue statement of a fact that, in the opinion of counsel to the Underwriters, is material or omits to state any fact that is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)   Fried, Frank, Harris, Shriver & Jacobson LLP shall have furnished to the Underwriters its written opinion and negative assurance letter, as special counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters and to the effect set forth in Exhibit A hereto.

(d)  Gary A. Schwartz, General Counsel to the Company, shall have furnished to the Underwriters his written opinion to the effect set forth in Exhibit B hereto, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters.

(e)   LeBoeuf, Lamb, Greene & MacRae LLP shall have furnished to the Underwriters its written opinion, as counsel to the Underwriters, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters.

(f)   The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, to the effect set forth in Exhibit C hereto, from PriceWaterhouseCoopers LLP containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in the General Disclosure Package and the Final Prospectus.

(g)  The Company shall have furnished to the Underwriters on the Closing Date its certificate, dated the Closing Date, executed by its Chief Executive Officer and by its Chief Financial Officer, in form and substance satisfactory to the Underwriters, to the effect that the representations, warranties and agreements of the Company in Section 1 are true and correct as of the date given and as of the Closing Date; and the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on the Closing Date and the conditions set forth in Sections 5(i) and 5(k) have been fulfilled.

(h)  The Indenture (in form and substance satisfactory to the Underwriters) shall have been duly executed and delivered by the Company and the Trustee and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(i)    At the Closing Time, the Notes shall be rated at least “A3” by Moody’s Investors Services, Inc. (“Moody’s”) and at least “A-” by Standard & Poor’s, a Division of The McGraw-Hill Companies (“S&P”), and the Company shall have delivered to the Underwriters a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriter, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or the Company’s financial strength or claims paying ability by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or the Company’s financial strength or claims paying ability.

(j)    (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the General Disclosure Package and the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and the Final Prospectus or (ii) since such date there shall not have been (A) any addition, or any development involving a prospective addition, to the Company’s consolidated reserve for losses and loss adjustment expense or (B) any change in the capital stock (other than issuances pursuant to a Stock Plan), or any change in the short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus.

(k)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ or the over-the-counter market, or trading in any securities of the Company on any exchange shall have been suspended or limited or minimum or maximum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or New York authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; (iv) there shall have occurred a material disruption in securities settlement or clearance services; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in each case, in the sole judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus.

(l)   Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the insurer and insurance financial strength of the Company, the Insurance Subsidiaries or the Notes by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the insurer and insurance financial strength of the Company, the Insurance Subsidiaries or the Notes.

(m)   To the extent that the subsidiaries of AIG purchase Notes in the offering contemplated hereunder, the Underwriters shall have received executed copies of an agreement from such purchasing entities that includes “lock-up” provisions, in form and substance satisfactory to the Underwriters, with respect to such Notes acquired by the subsidiaries of AIG in the offering.

(n) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Underwriters.

6.	Indemnification and Contribution.

(a)   The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which the Underwriters or any such officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Represented Free Writing Prospectus, the Final Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Represented Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein not misleading; and shall reimburse the Underwriters and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriters or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the General Disclosure Package or the Final Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Underwriters concerning the Underwriters specifically for inclusion therein, which information consists solely of the information set forth in Schedule 2 hereto.

(b)  The Underwriters, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Represented Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Represented Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto, any material fact necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information consists solely of the information set forth in Schedule 2 hereto, and shall reimburse the Company and any such director, officer or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Company or any such director, officer or controlling person.

(c)   Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ separate counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 6 if, in the reasonable judgment of the Underwriters, based on the advice of counsel, it is advisable for the Underwriters and such officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company (it being understood that the Company shall not be liable for the expenses of more than one separate counsel (together with local counsel)). No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (2) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

(d)   If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes, or (ii) if the allocation provided by clause 6(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if the amount of contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.     Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Notes, if, prior to that time, any of the events described in Sections 5(i), (j) or (k) shall have occurred or if the Underwriters shall decline to purchase such Notes for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Sections 4, 6 and 8 hereof.

8.     Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Notes for delivery to the Underwriters for any reason permitted under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 7 but excluding the failure of any of the conditions herein to be satisfied as a result of a breach by the Underwriters of their representations herein), the Company shall reimburse the Underwriters for the reasonable fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Notes, and upon demand, the Company shall pay the full amount thereof to the Underwriters.

9.     Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)   If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Banc of America Securities LLC, 9 West 57th Street, NY1-301-2M-01, New York, New York 10019, Attention: Transaction Management (Fax: 212-847-5184); and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, North Tower, New York, New York 10080, Attention: Teresa Radzinski;

with a copy (which shall not constitute notice) to LeBoeuf, Lamb, Greene & MacRae LLP, 125 West 55th Street, New York, NY 10019, Attention: Michael Groll, Esq. (Fax: 212-424-8500; Telephone 212-424-8000);

(b)  if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at 80 Pine Street, New York, NY 10005, Attention: General Counsel (Fax: 212-269-6801; Telephone: 212-770-2000);

with a copy (which shall not constitute notice) to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, Attention: Lois Herzeca, Esq. (Fax: 212-859-4000; Telephone: 212-859-8000).

Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

10.  Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (ii) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

11.  Default of One or More of the Several Underwriters. If any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Notes set forth opposite their respective names on Schedule 1 bears to the aggregate number of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If any one or more of the Underwriters shall fail or refuse to purchase Notes and the aggregate number of Notes with respect to which such default occurs exceeds 10% of the aggregate number of Notes to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6 and Section 8 (which shall only apply with respect to the non-defaulting Underwriters) shall at all times be effective and shall survive such termination. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days in order that the required changes, if any, to the Final Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.  Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

13.  Definition of the Term “Business Day”. For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

14.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15.  Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

16.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

TRANSATLANTIC HOLDINGS, INC.

By:	/s/ Gary A. Schwartz
Name: Gary A. Schwartz
Title: Senior Vice President &
General Counsel

Accepted and agreed by:

BANC OF AMERICA SECURITIES LLC

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

BY: BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone
Name: Peter J. Carbone
Title: Vice President

By:	Merrill Lynch & Co.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Daniel Luckshire
Name: Daniel Luckshire

Title: Director

Schedule 1

Underwriters	Principal Amount of Notes to be Purchased

Banc of America Securities LLC	$150,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	150,000,000
TOTAL	$300,000,000

Schedule 2

Information provided by the Underwriters:

The Underwriters have furnished to the Company for use in the Final Prospectus:

(a)          The first paragraph of text following the first table under the caption “Underwriting” in the Final Prospectus, concerning the terms of the offering;

(b)       The fourth sentence of the sixth paragraph of text following the second table under the caption “Underwriting” in the Final Prospectus, concerning market-making by the Underwriters; and

(c)       The seventh paragraph of text following the second table under the caption “Underwriting” in the Final Prospectus, concerning overallotment, stabilizing and syndicate covering transactions by the Underwriters.

Schedule 3

1.	Issuer Free Writing Prospectus/Term Sheet dated December 7, 2005